UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACKROCK ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Bellevue Parkway, Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value of iShares Defense Industrials Active ETF	The Nasdaq Stock Market LLC	33-3801864

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-228832

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 120 to Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 333-228832; 811-23402), filed on May 13, 2025, which description is incorporated herein by reference. Any form of supplement to Post-Effective Amendment No. 120 to Registrant’s Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit 1(b) of Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on March 4, 2019.

2. Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit 1(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on December  14, 2018.

3. Registrant’s By-Laws are incorporated herein by reference to Exhibit 2(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on December  14, 2018.

4. Registrant’s Amendment No. 1 to the By-Laws is incorporated herein by reference to Exhibit 2(b) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-228832; 811-23402), as filed on November 24, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK ETF TRUST

Date: May 20, 2025	By: /s/ John M. Perlowski
John M. Perlowski
President